Exhibit 23.1.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-179835-01 on Form S-3 of our report dated February 28, 2013, relating to the financial statements of Florida Power Corporation d/b/a Progress Energy Florida, Inc. appearing in this Annual Report on Form 10-K of Florida Power Corporation d/b/a Progress Energy Florida, Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

February 28, 2013